Exhibit 99.1

Investor and Media Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Charlotte.McLaughlin@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2020 First-Quarter Results

Atlanta, GA – June 9, 2020 – HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.4 billion for the first quarter of fiscal 2020 ended May 3, 2020, a decrease of $98 million, or 6.6 percent, as compared to the first quarter of fiscal 2019.

"The COVID-19 pandemic has created extraordinary challenges, but our focus has remained clear. We have prioritized the health and well-being of our associates and their families while continuing to serve our customers and our communities. Our associates have worked tirelessly to fulfill our responsibilities and I am proud of each and every one of them," stated Joe DeAngelo, Chairman and CEO of HD Supply. "We are encouraged by improving results in May, and we will continue to support our customers and communities as they work to safely resume economic activity."

Gross profit decreased $35 million, or 6.0 percent, to $550 million for the first quarter of fiscal 2020, as compared to $585 million for the first quarter of fiscal 2019. Gross profit was 39.4 percent of Net sales for the first quarter of fiscal 2020, an increase of approximately 20 basis points from 39.2 percent for the first quarter of fiscal 2019.

Operating income decreased $49 million, or 28.8 percent, to $121 million for the first quarter of fiscal 2020, as compared to $170 million for the first quarter of fiscal 2019. Operating income was 8.7 percent of Net sales for the first quarter of fiscal 2020, down approximately 270 basis points from 11.4 percent for the first quarter of fiscal 2019.

Net income decreased $35 million, or 32.7 percent, to $72 million for the first quarter of fiscal 2020, as compared to $107 million for the first quarter of fiscal 2019.

Net income per diluted share decreased $0.18, or 28.6 percent, to $0.45 for the first quarter of fiscal 2020, as compared to $0.63 for the first quarter of fiscal 2019.

Adjusted EBITDA decreased $40 million, or 19.7 percent, to $163 million for the first quarter of fiscal 2020, as compared to $203 million for the first quarter of fiscal 2019. Adjusted EBITDA was 11.7 percent of Net sales for the first quarter of fiscal 2020, down approximately 190 basis points from 13.6 percent for the first quarter of fiscal 2019.

Adjusted net income decreased $35 million, or 24.5 percent, to $108 million for the first quarter of fiscal 2020, as compared to $143 million for the first quarter of fiscal 2019. Adjusted net income per diluted share decreased $0.17, or 20.2 percent, to $0.67 for the first quarter of fiscal 2020, as compared to $0.84 for the first quarter of fiscal 2019.

As of May 3, 2020, HD Supply’s combined liquidity of $797 million was comprised of $147 million in cash and cash equivalents and $650 million of additional available borrowings (excluding $85 million of borrowings on available cash balances) under HD Supply, Inc.'s senior asset-based lending facility, based on qualifying inventory and receivables. HD Supply’s May 3, 2020 combined liquidity increased by $169 million from its fiscal 2019 year-end combined liquidity of $628 million.

Business Unit Performance

Facilities Maintenance

Net sales decreased $90 million, or 11.7 percent, to $682 million for the first quarter of fiscal 2020, as compared to $772 million for the first quarter of fiscal 2019. Adjusted EBITDA decreased $36 million, or 26.9 percent, to $98 million for the first quarter of fiscal 2020, as compared to $134 million for the first quarter of fiscal 2019. Adjusted EBITDA was 14.4 percent of Net sales for the first quarter of fiscal 2020, down approximately 300 basis points from 17.4 percent for the first quarter of fiscal 2019.

Construction & Industrial

Net sales decreased $8 million, or 1.1 percent, to $713 million for the first quarter of fiscal 2020, as compared to $721 million for the first quarter of fiscal 2019. Adjusted EBITDA decreased $4 million, or 5.8 percent, to $65 million for the first quarter of fiscal 2020, as compared to $69 million for the first quarter of fiscal 2019. Adjusted EBITDA was 9.1 percent of Net sales for the first quarter of fiscal 2020, down approximately 50 basis points from 9.6 percent for the first quarter of fiscal 2019.

First-Quarter Monthly Sales Performance

Net sales for February, March and April of fiscal 2020 were $461 million, $462 million and $472 million, respectively. There were 20 selling days in February, 20 selling days in March and 25 selling days in April of fiscal 2020 and fiscal 2019. Average year-over-year daily sales changes for February, March and April of fiscal 2020 as compared to fiscal 2019 were an increase of 8.8 percent, an increase of 0.5 percent and a decrease of 22.6 percent, respectively.

Preliminary May Sales Results

Preliminary Net sales in May 2020 were approximately $431 million, which represents a year-over-year average daily decline of approximately 7.3 percent. Preliminary May year-over-year average daily Net sales decline by business segment was 13.4 percent in Facilities Maintenance and 1.4 percent in Construction & Industrial. There were 19 selling days in both May 2020 and May 2019. May’s Net sales performance improved throughout the month in both Facilities Maintenance and Construction & Industrial.

2020 Outlook

The company will not be providing a second quarter 2020 or fiscal full year 2020 outlook in light of the ongoing coronavirus disease (“COVID-19”) outbreak. A further discussion relating to the ongoing impact of COVID-19 will take place on our fiscal 2020 first-quarter conference call.

Fiscal 2020 First-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday, June 9th, 2020 at 8:00 a.m. (Eastern Time) to discuss its fiscal 2020 first-quarter results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company's Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements its reporting of Net income with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income, and Adjusted net income per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements. Additional information regarding Adjusted EBITDA, Adjusted net income, and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company's more than 11,000 associates provide localized, customer-tailored products, services and expertise.

Forward-Looking Statements and Preliminary Results

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including, without limitation, the impact of the coronavirus disease 2019 outbreak (“COVID-19”) on the maintenance, repair and operations and specialty construction sectors, in general, and the financial position and operating results of our company, in particular, which cannot be predicted and could change rapidly and those "Risk factors" in our annual report on Form 10-K, for the fiscal year ended February 2, 2020, filed on March 17, 2020 and those described from time to time in our, and HD Supply, Inc.'s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC's website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

May 2020 estimates for Net sales are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended
	May 3, 2020	May 5, 2019
Net Sales	$1,395	$1,493
Cost of sales	845	908
Gross Profit	550	585
Operating expenses:
Selling, general and administrative	396	392
Depreciation and amortization	27	25
Restructuring and separation	6	(2)
Total operating expenses	429	415
Operating Income	121	170
Interest expense	25	28
Income Before Provision for Income Taxes	96	142
Provision for income taxes	24	35
Net Income	$72	$107
Other comprehensive income (loss):
Foreign currency translation adjustment	1	—
Unrealized loss on cash flow hedge, net of tax of $6 and $1	(16)	(5)
Total Comprehensive Income	$57	$102

Weighted Average Common Shares Outstanding (thousands)
Basic	160,830	170,000
Diluted	161,190	170,712

Earnings Per Share:
Basic earnings per share	$0.45	$0.63
Diluted earnings per share	$0.45	$0.63

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	May 3, 2020	February 2, 2020
ASSETS
Current assets:
Cash and cash equivalents	$147	$34
Receivables, less allowance for credit losses of $24 and $19	690	754
Inventories	832	771
Other current assets	89	104
Total current assets	1,758	1,663
Property and equipment, net	387	391
Operating lease right-of-use assets	474	480
Goodwill	1,991	1,991
Intangible assets, net	169	175
Deferred tax asset	2	2
Other assets	14	13
Total assets	$4,795	$4,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$455	$414
Accrued compensation and benefits	58	71
Current installments of long-term debt	11	11
Current lease liabilities	122	110
Other current liabilities	188	208
Total current liabilities	834	814
Long-term debt, excluding current installments	2,033	2,035
Deferred tax liabilities	35	33
Long-term lease liabilities	365	383
Other liabilities	115	98
Total liabilities	3,382	3,363
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 162.0 million and 161.4 million shares issued and outstanding at May 3, 2020, and February 2, 2020, respectively	2	2
Paid-in capital	4,103	4,097
Accumulated deficit	(1,050)	(1,122)
Accumulated other comprehensive loss	(67)	(52)
Treasury stock, at cost, 44.1 million shares at May 3, 2020 and February 2, 2020, respectively	(1,575)	(1,573)
Total stockholders’ equity	1,413	1,352
Total liabilities and stockholders’ equity	$4,795	$4,715

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Three Months Ended
	May 3, 2020	May 5, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72	$107
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	29	27
Provision for credit losses	9	2
Non-cash interest expense	2	2
Stock-based compensation expense	7	7
Deferred income taxes	—	32
Other	—	1
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	54	(51)
(Increase) decrease in inventories	(62)	(43)
(Increase) decrease in other current assets	1	(5)
Increase (decrease) in accounts payable and accrued liabilities	20	49
Increase (decrease) in other long-term liabilities	5	—
Net cash provided by operating activities	137	128
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(21)	(26)
Proceeds from sales of property and equipment	—	2
Net cash provided by (used in) investing activities	(21)	(24)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury shares	(1)	(12)
Repayments of long-term debt	(3)	(3)
Repayments of financing liabilities	—	(88)
Borrowings on long-term revolver debt	339	327
Repayments on long-term revolver debt	(337)	(325)
Proceeds from issuance of common stock under employee benefit plans	3	4
Tax withholdings on stock-based awards	(4)	(5)
Net cash provided by (used in) financing activities	(3)	(102)
Effect of exchange rates on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	$113	$2
Cash and cash equivalents at beginning of period	34	38
Cash and cash equivalents at end of period	$147	$40

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Facilities Maintenance	Construction & Industrial	Eliminations	Total Operations
Three Months Ended May 3, 2020
Net sales	$682	$713	$—	$1,395
Adjusted EBITDA	98	65	—	163
Depreciation(1) & Software Amortization	13	10	—	23
Other Intangible Amortization	2	4	—	6

Three Months Ended May 5, 2019
Net sales	$772	$721	$—	$1,493
Adjusted EBITDA	134	69	—	203
Depreciation(1) & Software Amortization	10	11	—	21
Other Intangible Amortization	2	4	—	6
(1)	Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors' overall understanding of the financial performance of our business.

Adjusted EBITDA is based on "Consolidated EBITDA," a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income less Income from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision for income taxes, (iii) Depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income less Income from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;
•	Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and
•	although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended
	May 3, 2020	May 5, 2019
Net income	$72	$107
Interest expense, net	25	28
Provision for income taxes	24	35
Depreciation and amortization (1)	29	27
Restructuring and separation charges (2)	6	(2)
Stock-based compensation	7	7
Acquisition and integration costs (3)	—	1
Adjusted EBITDA	$163	$203

(1)	Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)	Represents the costs related to separation activities and personnel changes, primarily severance and other employee-related costs. For the three months ended May 5, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters.
(3)	Represents the costs incurred in the acquisition and integration of business acquisitions, including A.H. Harris Construction Supplies.

Adjusted Net Income

The following table presents a reconciliation of Net income, the most directly comparable financial measure under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions):

	Three Months Ended
	May 3, 2020	May 5, 2019
Net income	$72	$107
Plus: Provision for income taxes	24	35
Less: Cash income taxes	—	(4)
Plus: Amortization of acquisition-related intangible assets (other than software)	6	6
Plus: Restructuring and separation charges (1)	6	(2)
Plus: Acquisition and integration costs (2)	—	1
Adjusted Net Income	$108	$143

Diluted weighted average common shares outstanding	161,190	170,712
Adjusted net income per share – diluted	$0.67	$0.84

(1)	Represents the costs related to separation activities and personnel changes, primarily severance and other employee-related costs. For the three months ended May 5, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters.
(2)	Represents the costs incurred in the acquisition and integration of business acquisitions, including A.H. Harris Construction Supplies.